 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 April 12, 2023

MakingOrg, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55260	39-2079723
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

618 Brea Canyon Rd. Ste A

Walnut, CA 91789

(Address of principal executive offices)

213-805-5799

 (Registrant’s telephone number, including area code)

______________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CQCQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Definitive Material Agreement.

On April 12, 2023, MakingORG, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Peng Hou for Peng Hou to act as the Company’s Co-Chief Operating Officer. Pursuant to the Agreement, Peng Hou will be issued 1,000,000 shares of common stock for the two-year term of the Agreement. As Co-COO, Peng Hou will be responsible for the Company’s expansion into the global market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2023, the Board of Directors of the Company appointed Peng Hou as the Company’s Co-Chief Operating Officer.

Peng Hou was appointed Co-Chief Operating Officer of the Company on April 12, 2023. From October 2020 until March 2023, Peng Hou was the Senior Vice President of Qingxiu Medical Management Shanghai Co., LTD., a subsidiary company of Xiuzheng Pharmaceutical Group Company Limited. Peng Hou attended Beijing Tsinghua University from September 2012 until July 2014 and received an MBA financial management major.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated April 12, 2023, by and between the Company and Peng Hou.

99.1	Resolutions for appointment of officer

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MakingOrg, Inc.

April 13, 2023	By:	/s/ Juanzi Cui
Juanzi Cui
President

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